As of June 30, 2017, the following
persons
or entities now own
more than 25% of a funds voting
security.

Person/Entity

PROFUND VP CONSUMER GOODS
NATIONWIDE LIFE INSURANCE
COMPANY	 32.94%

PROFUND VP INDUSTRIALS
JEFFERSON NATIONAL LIFE
INSURANCE CO	 25.35%

PROFUND VP OIL & GAS
NATIONWIDE LIFE INSURANCE
COMPANY	 26.66%

PROFUND VP SHORT DOW 30
MIDLAND NATIONAL LIFE
INSURANCE CO	 26.84%

PROFUND VP TECHNOLOGY
NATIONWIDE LIFE INSURANCE
COMPANY	 37.32%

PROFUND VP ULTRABULL
AMERICAN SKANDIA LIFE
ASSURANCE CORP 27.40%

PROFUND VP ULTRASHORT DOW 30
PROFUND ADVISORS LLC
29.93%

PROFUND VP ULTRASMALL-CAP
TRANSAMERICA PREMIER LIFE
INSURANCE COMPANY 31.67%


As of June 30, 2017, the following
persons or entities no longer own
more than 25% of a funds voting
security.

PROFUND VP BANKS
NATIONWIDE LIFE INSURANCE
COMPANY

PROFUND VP BASIC MATERIALS
NATIONWIDE LIFE INSURANCE
COMPANY

PROFUND VP DOW 30
MIDLAND NATIONAL LIFE
INSURANCE CO

PROFUND VP GOVERNMENT
MONEY MARKET
JEFFERSON NATIONAL LIFE
INSURANCE CO

PROFUND VP INDUSTRIALS
NATIONWIDE LIFE INSURANCE
COMPANY

PROFUND VP INTERNATIONAL
TRANSAMERICA PREMIER LIFE
INSURANCE COMPANY

PROFUND VP SHORT DOW 30
AMERITAS LIFE INSURANCE
CORP

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE
COMPANY

PROFUND VP TECHNOLOGY
LINCOLN NATIONAL LIFE
INSURANCE COMPANY

PROFUND VP ULTRASHORT
NASDAQ-100
JEFFERSON NATIONAL LIFE
INSURANCE CO